Exhibit 10.13
2020 EQUITY INCENTIVE PLAN OF DIGITAL TURBINE, INC.

NOTICE OF GRANT
AND
RESTRICTED STOCK UNIT AGREEMENT (PERFORMANCE-BASED)

You are being granted Performance-Based Restricted Stock Units (“PRSUs”) with respect to the number of shares of Common Stock of Digital Turbine, Inc. (the “Company”), as set forth below (“Common Shares”), subject to the terms and conditions of the 2020 Equity Incentive Plan of Digital Turbine, Inc. (as amended or restated, the “Plan”), and this Notice of Grant and Restricted Stock Unit Agreement including the attachments hereto (collectively, “Notice and Agreement”). Unless otherwise defined in the Notice and Agreement, terms with initial capital letters shall have the meanings set forth in the Plan.

Participant:	[Name]
Home Address:	[Address]

Soc. Sec. No:
Target Number of Common Shares subject to PRSUs Granted:	[Target # of Shares]

Grant Date:	[Date]

Period of Restriction: Vesting Date: Number of Common Shares Vesting and Delivery of Common Shares (see also Sections 2 and 3 of attached Agreement)	From the Grant Date to the Vesting Date [Date that certification of performance of PRSUs is approved by the Committee] See Schedule I
By your signature and the signature of the Company’s representative below, you and the Company hereby acknowledge your receipt of the PRSUs issued on the Grant Date indicated above. You further: (i) agree to the terms and conditions of this Notice and Agreement and the Plan; (ii) represent that you have reviewed the Plan and this Notice and Agreement in their entirety, and have had an opportunity to obtain the advice of legal counsel and/or your tax advisor with respect thereto; (iii) represent that you fully understand and accept all provisions hereof; (iv) agree to accept as binding, conclusive, and final all of the Administrator’s decisions regarding, and all interpretations of, the Plan and this Notice and Agreement; and (v) agree to notify the Company upon any change in your home address indicated above.

On Behalf of DIGITAL TURBINE, INC.
Signature: Print Name: Title:
AGREED AND ACCEPTED: Participant
Signature:
Print Name:

Exhibit 10.13
DIGITAL TURBINE, INC.
2020 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT (PERFORMANCE-BASED)

1. Grant of Restricted Stock Units. The Company has granted to you Performance-Based Restricted Stock Units (“PRSUs”) with respect to the number of Common Shares specified in the Notice of Grant on the preceding page (“Notice of Grant”), subject to the following terms and conditions and the terms and conditions of the Notice of Grant and the Plan. In consideration of such grant, you agree to be bound by the terms and conditions hereof, and by the terms and conditions of the Notice of Grant and the Plan.

2. Period of Restriction. During the Period of Restriction specified in the Notice of Grant, the PRSUs shall not be vested and the Participant shall have no rights to or with respect to the Common Shares subject to the PRSUs. The Period of Restriction shall expire and the PRSUs shall vest as to the Common Shares in the amount(s) and on the date(s) specified in the Notice of Grant (each, a “Vesting Date”) and pursuant to the terms of Schedule I; provided, however, that no PRSUs shall vest on any Vesting Date if the Participant has ceased Continuous Status as an Employee, Consultant or Director on or prior to such date.

3. Delivery of Shares. As soon as reasonably practicable following each Vesting Date or any other vesting event specified herein or in the Plan, but in no event later than the 15th day of the third month following the later of the Company’s or the Participant’s tax year end of the year in which the Vesting Date or vesting event occurs, the Company shall cause to be delivered to the Participant the number of Common Shares then vesting in accordance with the provisions of this Agreement. No fractional Common Shares shall be delivered to the Participant.

4. Restriction on Transfer. Neither the PRSUs nor any beneficial interest therein shall be transferred, encumbered or otherwise disposed of in any way, and any such attempted disposition shall be void. In addition, as a condition to any transfer of the Common Shares issued with respect to PRSUs that have vested, the Company may, in its discretion, require: (i) that the Common Shares shall have been duly listed upon any national securities exchange or automated quotation system on which the Company’s Common Stock may then be listed or quoted; (ii) that either (a) a registration statement under the Securities Act of 1933, as amended (“Securities Act”), with respect to the Common Shares shall be effective, or (b) in the opinion of counsel for the Company, the proposed transfer shall be exempt from registration under the Securities Act and the Participant shall have entered into agreements with the Company as reasonably required; and (iii) fulfillment of any other requirements deemed necessary by counsel for the Company to comply with Applicable Law.

5. Stockholder Rights. The Participant shall have no rights as a stockholder of the Company with respect to any Common Shares subject to the PRSUs until the PRSUs have vested and the Common Shares have been issued to the Participant. No adjustment shall be made for ordinary or extraordinary dividends (whether in currency, securities or other property), distributions, or other rights (including, but not limited to, the right to vote) for which the record date is prior to the date such Common Shares are issued, except as provided in the Plan. If, from time to time prior to the applicable Vesting Date, there is (i) any stock dividend, stock split or other change in the Common Shares, or (ii) any merger or sale of all or substantially all of the assets or other acquisition of the Company, any and all new, substituted or additional securities to which the Participant shall be entitled by reason of the PRSUs shall be immediately subject to the terms of this Notice and Agreement and included thereafter as “PRSUs” and “Common Shares,” as applicable, for purposes of this Notice and Agreement.

6. Legends. The share certificate evidencing the Common Shares, if any, issued pursuant to the PRSUs granted hereunder shall bear appropriate legends for compliance with applicable federal and state securities laws.

7. U.S. Tax Consequences.

(a) The Participant has reviewed with the Participant’s own tax advisors the federal, state, local and foreign tax consequences of receiving PRSUs and the transactions contemplated by this Notice and Agreement. The Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its employees or agents. The Participant understands that the Participant (and not the Company) shall be responsible for the Participant’s own tax liability that may arise as a result of the transactions contemplated by this Notice and Agreement. The Participant understands that for U.S. taxpayers, under the Internal Revenue Code of 1986, as

Exhibit 10.13
amended (the “Code”), the Participant will be taxed as ordinary income on the fair market value of the Common Shares received upon vesting of the PRSUs as of the applicable Vesting Date, and such ordinary income will be subject to withholding taxes. As set forth in the Plan, the Company shall have the power and the right to deduct or withhold, or to require the Participant to remit to the Company, an amount sufficient to satisfy all tax withholding obligations prior to delivering any Common Shares hereunder.

(b) To the extent that (i) the receipt of the PRSUs, (ii) the vesting of the PRSUs, or (iii) the operation of any law or regulation providing for the imputation of interest results in compensation income or wages to the Participant for federal or state income tax purposes (a “Taxable Event”), the Participant will deliver to the Company at the time of such Taxable Event such amount of money or shares of Company common stock as the Company may require to meet all obligations under applicable tax laws or regulations, and, if the Participant fails to do so, the Company is authorized to withhold or cause to be withheld from any cash or share remuneration then or thereafter payable to the Participant any tax required to be withheld by reason of compensation income or wages resulting from such Taxable Event.

(c) This Notice and Agreement is intended to be excepted from, or otherwise comply with, the requirements of Section 409A of the Code, and this Notice and Agreement should be interpreted in such a manner to satisfy such exception or otherwise comply with Section 409A of the Code.

(d) The Participant acknowledges and agrees that (i) the Participant is not relying upon any written or oral statement or representation of the Company, its affiliates, or any of their respective employees, directors, officers, attorneys or agents (collectively, the “Company Parties”) regarding the tax effects associated with execution of this Notice and Agreement and the receipt, holding and vesting of PRSUs, and (ii) in deciding to enter into this Notice and Agreement, the Participant is relying on the Participant’s own judgment and the judgment of the professionals of the Participant’s choice with whom the Participant has consulted. The Participant hereby releases, acquits and forever discharges the Company Parties from all actions, causes of actions, suits, debts, obligations, liabilities, claims, damages, losses, costs and expenses of any nature whatsoever, known or unknown, on account of, arising out of, or in any way related to the tax effects associated with the execution of this Notice and Agreement and the receipt, holding and vesting of the PRSUs.

8. Compliance with Other Laws and Regulations. Notwithstanding anything to the contrary in this Notice and Agreement, the grant and vesting of the PRSUs hereunder, and the obligation of the Company to deliver Common Shares under the PRSUs, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any governmental or regulatory agency as may be required including the rules and regulations of the Securities and Exchange Commission and the rules of any exchange or any quotation system on which the Company’s common stock may then be listed. Without limitation of the foregoing, the Participant agrees and acknowledges that the sale of the Common Shares underlying the PRSUs shall be made in compliance with the Company’s then applicable Insider Trading Policy and all other applicable federal and state securities laws. The Company shall not be required to issue or deliver any certificates for shares of its common stock prior to the completion of any registration or qualification of such shares under any federal or state law or issuance of any ruling or regulation of any government body which the Company shall, in its sole discretion, determine to be necessary or advisable.

9. General.

(a) This Notice and Agreement shall be governed by and construed under the laws of the State of Delaware. The Notice and Agreement and the Plan, which is incorporated herein by reference, represents the entire agreement between the parties with respect to the PRSUs granted to the Participant. In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Notice and Agreement, the terms and conditions of the Plan shall prevail.

(b) Any notice, demand or request required or permitted to be delivered by either the Company or the Participant pursuant to the terms of this Notice and Agreement shall be in writing and shall be deemed given when delivered personally, deposited with a reputable courier service, or deposited in the U.S. Mail, First Class with postage prepaid, and addressed to the parties at the addresses set forth in the Notice of Grant, or such other address as a party may request by notifying the other in writing.

Exhibit 10.13
(c) The rights of the Company under this Notice and Agreement and the Plan shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company’s successors and assigns. The rights and obligations of the Participant under this Notice and Agreement may only be assigned with the prior written consent of the Company.

(d) The Participant agrees upon request to execute any further documents or instruments necessary or desirable to carry out the purposes or intent of this Notice and Agreement.

(e) PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE PERFORMANCE-BASED RESTRICTED STOCK UNITS AND ANY COMMON SHARES TO BE DELIVERED PURSUANT TO THIS AGREEMENT SHALL BE EARNED ONLY BY CONTINUING SERVICE AS AN EMPLOYEE, CONSULTANT OR DIRECTOR AND THE COMPANY’S SATISFACTION OF THE PERFORMANCE CRITERIA SET FORTH IN THIS AGREEMENT, AND NOT THROUGH THE ACT OF BEING HIRED, APPOINTED OR OBTAINING RESTRICTED STOCK UNITS OR COMMON SHARES HEREUNDER.

#####

Exhibit 10.13
SCHEDULE I

PERFORMANCE GOALS

Provided that the Participant’s Continuous Status as an Employee, Consultant or Director extends through the Vesting Date, vesting of the PRSUs shall be determined based (a) [______] percent ([____]%) on achievement of the Revenue Goal set forth below, (b) [______] percent ([___]%) on achievement of the EBITDA Goal set forth below, and (c) [______] percent ([___]%) on achievement of the TSR Goal set forth below, and (d) [______] percent ([___]%) on achievement of the [____________] Goal set forth below as described in the following Performance Goals Table (collectively, the “Performance Goals”), [and will then be subject to a multiplier adjustment as set forth in the Relative TSR Multiplier Table below] [if applicable].

Performance Goals Table: [Add or subtract goals as applicable]

PRSU Vesting	Threshold [_____]% Vest of Target Share	Target [____]% Vest of Target Share	Stretch [____]% Vest of Target Share
Revenue Goal – Revenue for fiscal year [____]	[Describe % [____%] and dollar amount of performance criteria]	[Describe % [____%] and dollar amount of performance criteria]	[Describe % [____%] and dollar amount of performance criteria]
EBITDA Goal – Adjusted EBITDA for fiscal year [____]	[Describe % [___%] and dollar amount of performance criteria]	[Describe % [___%] and dollar amount of performance criteria]	[Describe % [___%] and dollar amount of performance criteria]
Total Shareholder Return Goal (Company CAGR)	[___]% CAGR from the Grant Date	[___]% CAGR from the Grant Date	[___]% CAGR from the Grant Date
Relative TSR Goal (Company CAGR compared to Peer Index CAGR)	Peer Index CAGR plus [__]%	Peer Index CAGR plus [___]%	Peer Index CAGR plus [___]%
[Other Performance Goal(s)]	[Other Performance Measure(s)]	[Other Performance Measure(s)]	[Other Performance Measure(s)]

Relative TSR Multiplier Table: [add if applicable]

Performance measure	Performance Goals Relative TSR (Company compared to the S&P Software and Services Select Industry Index)			Relative TSR Multiplier
	Threshold	Target	Stretch	Threshold	Target	Stretch
Relative TSR	[___]+ CAGR percentage points above	[___]+ CAGR percentage points above	[___]+ CAGR percentage points above	[___]%	[___]%	[___]%

The number of Target Shares that vest shall be calculated as follows: (a) the number of Target Shares, multiplied by (b) the appropriate percentages set forth in the Performance Goals Table for the Performance Goals based on the Company’s achievement of the Performance Goals (multiplied by [___]% for each Performance Goal)[, multiplied by (c) the appropriate multiplier percentage set forth in the Relative TSR Multiplier Table based on the calculation of the Relative TSR over the Performance Period]. If achievement of at least the Threshold level is not achieved for one of the Performance Goals, then no Target Shares shall vest with respect to such Performance Goal.

[If the Absolute Company TSR is negative, then the Relative TSR Multiplier shall equal 100%.]

If the Company’s achievement of Performance Goals [or if the Relative TSR] falls in between the Threshold and Stretch percentages in the tables above, such amounts will be interpolated on a linear basis in calculating the number of Target Shares vested.

Definitions:

Exhibit 10.13

“Revenue” shall mean, for any applicable period, the Company’s net revenue recognized during such period as determined in accordance with generally accepted accounting principles consistently applied by the Company (“GAAP”) and reflected in the Company’s consolidated financial statements.

“EBITDA” shall mean, for any applicable period, the Company’s net income determined in accordance with GAAP, plus (i) any interest expense (net of any interest income) deducted in determining net income, plus (ii) taxes related to the Company’s earnings or income deducted in determining net income, plus (iii) depreciation and amortization deducted in determining net income, plus/minus (iv) other adjustments as the Company determines, which such EBITDA amount shall be determined in a manner consistent with how the Company determines its publicly-reported EBITDA. “Adjusted EBITDA” shall mean, for any applicable period, EBITDA increased/decreased by such amounts as determined by the Company, which such Adjusted EBITDA amount shall be determined in a manner consistent with how the Company determines its publicly-reported Adjusted EBITDA.

“CAGR” shall mean the compound annual growth rate of the relevant Company stock price or Peer Index, as applicable, over the Performance Period, beginning with the Grant Date closing Company stock price and Peer Index.

“Beginning Stock Price” shall mean (a) for the Company, the average closing price per share of common stock of the Company over the thirty (30) trading day period ending immediately prior to the first day of the Performance Period and (b) for the Peer Index, the average closing of the Peer Index over the thirty (30) trading day period ending immediately prior to the first day of the Performance Period.

“Ending Stock Price” shall mean (a) for the Company, the average closing price per share of common stock of the Company over the thirty (30) trading day period ending immediately prior to (and including, if it is a trading day) the last day of the Performance Period and (b) for the Peer Index, the average closing of the Peer Index over the thirty (30) trading day period ending immediately prior to (and including, if it is a trading day) the last day of the Performance Period.

“Relative TSR” shall mean an amount equal to: the CAGR of a share of the Company’s common stock over the Performance Period when calculated using the Beginning Stock Price and the Ending Stock Price compared to the CAGR of the Peer Index over the Performance Period when calculated using the Beginning Stock Price and the Ending Stock Price.

“Peer Index” shall mean the S&P Software and Services Select Industry Index.

“Performance Period” shall mean the period beginning on [the Grant Date] and ending on [the [_____] anniversary of the Grant Date].

“Adjusted Ending Share Value” is the sum of one share of the Company’s common stock plus dividends deemed reinvested in fractional shares on their respective ex-dividend dates during the Performance Period (one share plus all deemed reinvested fractional shares) multiplied by the Ending Stock Price.

“Absolute Company TSR” shall equal (a) an amount equal to the Adjusted Ending Share Value divided by the Beginning Stock Price, minus (b) one (1).

Other Terms:

The level of achievement of the Performance Goals shall be determined promptly by the Company following the Period of Restriction. Any interpretative issues in the Performance Goals [and the Relative TSR] and related calculations shall (a) be resolved as much as possible based on the Company’s publicly filed amounts of the same and in the reasonable discretion of the Company’s Compensation Committee and (b) as to any other questions shall be determined in the reasonable discretion of the Company’s Compensation Committee.

If an extraordinary event occurs during the Period of Restriction, such as a merger, acquisition or recapitalization of the Company, the Board of Directors or Compensation Committee of the Company may, in its reasonable discretion,

Exhibit 10.13
revise the above Performance Goals in order to preserve the original incentive structure and degree of achievement as existed prior to such change.

In all events, Relative TSR and Absolute Company TSR shall be appropriately adjusted to give effect to any stock dividends, stock splits, reverse stock splits and similar transactions in the Company’s common stock.

Exhibit 10.13
CONSENT OF SPOUSE

I, ____________________, spouse of the Participant, have read and approve the foregoing Notice of Grant and Restricted Stock Unit Agreement (the “Notice and Agreement”). In consideration of the Company’s grant to my spouse of the Performance-Based Restricted Stock Units for Common Shares of Digital Turbine, Inc. as set forth in the Notice and Agreement, I hereby appoint my spouse as my attorney-in-fact in respect to the exercise of any rights under the Notice and Agreement and agree to be bound by the provisions of the Notice and Agreement insofar as I may have any rights in said Notice and Agreement, the Performance-Based Restricted Stock Units or any Common Shares issued pursuant thereto under the community property laws or similar laws relating to marital property in effect in the state or country of our residence as of the date of the signing of the foregoing Notice and Agreement.

Dated: _______________, 2023

Signature of Spouse
Print Name: _______________________________